UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

Turning Point Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Ste. 200
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 926-5251

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2021, Turning Point Therapeutics, Inc. (the “Company”) and EQRx, Inc. (“EQRx”) entered into a clinical trial collaboration agreement (the “Agreement”) to evaluate elzovantinib (TPX-0022), the Company’s drug candidate targeting MET, SRC, and CSF1R, in combination with aumolertinib, EQRx’s drug candidate targeting EGFR, in patients with EGFR mutant MET-amplified advanced non-small cell lung cancer (NSCLC). Under the Agreement, the Company will sponsor, conduct and fund a Phase 1b/2 clinical trial to evaluate the safety, tolerability and preliminary efficacy of the combination, and EQRx is obligated to supply aumolertinib at no cost.

Pursuant to the terms of the Agreement, EQRx has granted the Company a non-exclusive, worldwide, non-transferable, royalty-free license, with a right to sublicense (subject to limitations), to use certain EQRx intellectual property, and aumolertinib, solely as necessary or useful for the Company to conduct the combination clinical trial under the Agreement. The Company is obligated to provide EQRx with quarterly reports regarding data generated from the combination clinical trial.

The Agreement will terminate upon completion of the Phase 1b/2 clinical trial, the delivery of the data resulting from the trial and the completion of any statistical analyses of the data resulting from the trial. Either party may terminate the Agreement upon a material breach by the other party that remains uncured following 60 days after the date of written notice of such breach or upon certain bankruptcy events. In addition, (a) either party may terminate the Agreement immediately upon written notice if such party reasonably deems it necessary in order to protect the safety, health or welfare of subjects enrolled in the Phase 1b/2 clinical trial, (b) either party may terminate the Agreement if a clinical hold arises with respect to elzovantinib or aumolertinib that adversely impacts the Phase 1b/2 clinical trial or the costs or time to complete the trial, and (c) the Company may terminate the Agreement for convenience at any time upon 60 days prior written notice.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be timely filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date:	October 13, 2021	By:	/s/ Annette North
Annette North Executive Vice President and General Counsel